Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2019, relating to the financial statements and financial statement schedule of Comstock Mining Inc. appearing in the Annual Report on Form 10-K of Comstock Mining, Inc. for the year ended December 31, 2018, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Salt Lake City, Utah
February 26, 2019